Exhibit 99.1

CONTACT: Press Inquiries Scott Larson Public Relations Sycamore Networks, Inc. 978-250-3433 scott.larson@sycamorenet.com	Investor Inquiries Andrew Kramer Investor Relations Sycamore Networks, Inc. 978-367-7368 andy.kramer@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2003 FINANCIAL RESULTS

CHELMSFORD, Mass., August 19, 2003 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent optical networking, today reported its fourth quarter and fiscal year end results for the period ended July 31, 2003.

Revenue for the fourth quarter of fiscal 2003 was $10.9 million, compared with $8.5 million for the fourth quarter of fiscal 2002.

Net loss for the fourth quarter of fiscal 2003, on a generally accepted accounting principles (GAAP) basis, was $9.7 million or $(0.04) per share, compared with a net loss of $73.5 million, or $(0.28) per share for the fourth quarter of fiscal 2002. Pro forma net loss for the fourth quarter was $10.9 million, or $(0.04) per share, compared with a pro forma net loss of $20.3 million, or $(0.08) per share for the fourth quarter of fiscal 2002. The reconciliation between net loss on a GAAP basis and pro forma net loss is provided in a table immediately following the Unaudited Pro Forma Consolidated Statements of Operations.

Revenue for fiscal 2003 was $38.3 million, compared with $65.2 million for fiscal 2002.

Net loss for fiscal 2003, on a GAAP basis, was $55.1 million or $(0.21) per share, compared with a net loss of $379.7 million, or $(1.49) per share for fiscal 2002. Pro forma net loss for fiscal 2003 was $52.0 million, or $(0.20) per share, compared with a pro forma net loss of $113.5 million, or $(0.45) per share for fiscal 2002.

“Fiscal year 2003 proved to be a challenging year for Sycamore and the telecommunications industry in general,” stated Daniel E. Smith, Sycamore’s president and chief executive officer. “Despite difficult market conditions, Sycamore remained focused on financial management, technology innovation and customer relationships. Each of these areas will continue to be a top priority in fiscal year 2004.”

Conference Call Webcast
Sycamore plans to review its fourth quarter and fiscal year end results and discuss its business outlook during a conference call today beginning at 4:30 p.m. EDT. A Webcast of the conference call, along with GAAP reconciliation information, is available to all interested parties on the Sycamore web site located at www.sycamorenet.com under the Investor Relations section. Interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Sycamore’s president and chief executive officer, Daniel E. Smith and chief financial officer, Frances M. Jewels.

About Sycamore Networks
Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets intelligent optical networking products for the telecommunications industry. Sycamore’s optical switching products form the network foundation for some of the world’s most respected and innovative service providers. The Company’s fully integrated, intelligent network solutions enable its customers to reduce network costs, simplify operations, and deliver a new generation of high-speed network services. For more information, please visit www.sycamorenet.com.

Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the rate of product purchases by current and prospective customers; the commercial success of the Company’s line of intelligent optical networking products; the Company’s reliance on a limited number of customers; new product introductions and enhancements by the Company and its competitors; the length and variability of the sales cycles for the Company’s products; competition; manufacturing and sourcing risks; variations in the Company’s quarterly results; general economic conditions including stock market volatility and capital market conditions as well as conditions specific to the telecommunications, Internet and related industries; and the other factors discussed in the Company’s most recently filed Quarterly Report on Form 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

The Company provides pro forma financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies. The Company believes that this presentation of pro forma financial data provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the Company’s financial results and for budget-planning purposes.

Sycamore Networks, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	July 31, 2003	July 31, 2002
Assets

Current assets:
Cash and cash equivalents	$ 250,595	$ 172,658
Short-term investments	421,784	509,350
Accounts receivable, net	10,769	18,187
Inventories	5,117	12,940
Prepaids and other current assets	3,680	3,447

Total current assets	691,945	716,582

Property and equipment, net	14,589	32,696
Long-term investments	323,204	361,537
Other assets	2,890	7,760

Total Assets	$ 1,032,628	$ 1,118,575

Liabilities and Stockholders' Equity

Deferred revenue	$ 2,677	$ 4,978
Other current liabilities	18,350	26,907
Restructuring liabilities	19,086	48,167

Total current liabilities	40,113	80,052

Common stock	272	274
Additional paid-in capital	1,733,476	1,732,846
Accumulated deficit	(736,192)	(681,086)
Other equity	(5,041)	(13,511)

Total stockholders' equity	992,515	1,038,523

Total Liabilities and Stockholders' Equity	$ 1,032,628	$ 1,118,575

Sycamore Networks, Inc. Unaudited Consolidated Statements of Operations (in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2003	July 31, 2002	July 31, 2003	July 31, 2002
Revenue	$ 10,912	$ 8,549	$ 38,276	$ 65,174

Cost of revenue	7,260	5,816	33,692	150,880
Stock-based compensation	358	422	1,412	1,815

Gross profit (loss)	3,294	2,311	3,172	(87,521)

Operating expenses:
Research and development	12,399	21,604	52,426	109,638
Sales and marketing	4,865	5,732	19,756	39,680
General and administrative	1,977	2,173	7,237	10,160
Stock-based compensation	1,207	4,802	6,627	22,812
Payroll tax on stock option exercises	4	19	21	38
Restructuring charges and related
asset impairments (benefit)	(2,254)	47,684	(4,447)	124,990

Total operating expenses	18,198	82,014	81,620	307,318

Loss from operations	(14,904)	(79,703)	(78,448)	(394,839)

Losses on investments	--	(2,108)	--	(24,845)
Interest and other income, net	5,171	8,281	23,342	40,027

Net loss	$ (9,733)	$(73,530)	$(55,106)	$(379,657)

Diluted net loss per share	$ (0.04)	$ (0.28)	$ (0.21)	$ (1.49)
Weighted average shares used in
computing diluted net loss per share	268,890	260,020	265,702	254,663

Sycamore Networks, Inc. Unaudited Pro Forma Consolidated Statements of Operations See pro forma adjustments listed in table below (in thousands, except per share data)

	Three Months Ended		Year Ended
	July 31, 2003	July 31, 2002	July 31, 2003	July 31, 2002
Revenue	$ 10,912	$ 8,549	$ 38,276	$ 65,174
Cost of revenue	7,791	7,581	34,223	59,250

Gross profit	3,121	968	4,053	5,924

Operating expenses:
Research and development	12,399	21,604	52,426	109,638
Sales and marketing	4,865	5,732	19,756	39,680
General and administrative	1,977	2,173	7,237	10,160

Total operating expenses	19,241	29,509	79,419	159,478

Loss from operations	(16,120)	(28,541)	(75,366)	(153,554)

Interest and other income, net	5,171	8,281	23,342	40,027

Net loss	$(10,949)	$(20,260)	$(52,024)	$(113,527)

Diluted net loss per share	$ (0.04)	$ (0.08)	$ (0.20)	$ (0.45)
Weighted average shares used in
computing diluted net loss per share	268,890	260,020	265,702	254,663

The results above are pro forma and have been adjusted to exclude the following items:
Stock-based compensation included in
gross profit	$ 358	$ 422	$ 1,412	$ 1,815
Stock-based compensation included in
operating expenses	1,207	4,802	6,627	22,812
Payroll tax on stock option exercises	4	19	21	38
Restructuring charges and related
asset impairments (benefit)	(2,254)	47,684	(4,447)	124,990
Excess inventory charge (benefit)	(531)	(1,765)	(531)	91,630
Losses on investments	--	2,108	--	24,845

	$ (1,216)	$ 53,270	$ 3,082	$ 266,130